Exhibit 99.1
For immediate release:
Bank of Commerce Holdings™ announces First Quarter 2011 Earnings
REDDING, California, April 29, 2011/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $915.5 million bank holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™ today reported net income available to common shareholders for the first quarter 2011 of $1.4 million and diluted earnings per share (“EPS”) of $0.08.
“We are pleased to start 2011 with solid first-quarter financial performance, especially given the continuing economic challenges. Results for the first quarter were positively affected by increased earnings on the investment portfolio, a reduction in our cost of funding and a significant reduction in our provision for loan losses compared to the prior quarter. These results were partially offset by a decrease in revenue, net of costs, from our mortgage banking activities, the decrease of which is directly related to lower origination volume which can be tied to higher long term mortgage interest rates and continued price deterioration in local and national real estate markets” said Patrick J. Moty, President and CEO.
1st Quarter 2011 Highlights
•	Net Income available to common shareholders of $1.4 million, an increase of 3.1% over the $1.4 million for the quarter ended December 31, 2010 and an increase of 9.9% over $1.3 million for the quarter ended March 31, 2010

•	Diluted EPS of $0.08 compared $0.08 and $0.15 for the quarters ended December 31, 2010, and March 31, 2010, respectively

•	Portfolio loans increased $1.4 million over December 31, 2010, and decreased $7.5 million quarter-over-quarter from March 31, 2010

•	Mortgage loans held for sale decreased $24.0 million over December 31, 2010, and increased $2.4 million quarter-over-quarter from March 31, 2010

•	Non-maturing core deposits up $37.5 million, an increase of 13% quarter-over-quarter from March 31, 2010

•	Provision for loan losses of $2.4 million compared to $4.6 million for the quarter ended December 31, 2010 and $2.3 million for the quarter ended March 31, 2010

•	2011 1st quarter common stock cash dividends declared of $509,745, or $0.03 per share

Financial Performance
For the first quarter 2011 we recorded net income of $1.7 million, and net income available to common shareholders of $1.4 million, or $0.08 per diluted share, after deducting preferred dividend payments made to the Treasury and accretion of preferred shares under the TARP Capital Purchase Program. This was an increase from $1.3 million of net income available to common shareholders, or $0.15 per diluted share, reported in the first quarter 2010 (Note: the average number of shares outstanding increased at March 31, 2011 by 8.1 million compared to March 31, 2010). As of March 31, 2011, we had total assets of $915.5 million, total loans of $608.2 million, an allowance for loan and lease losses of $13.6 million, or 2.24% of total loans, deposits outstanding of $628.1 million and stockholders’ equity of $106.1 million. Return on average assets (ROA) and return on average equity (ROE) for the first quarter of 2011 were 0.72% and 6.35%, respectively, compared with 0.75% and 8.76%, respectively, for the first quarter of 2010.
Net Interest Margin
Net interest income increased $1.1 million to $8.6 million in the first quarter of 2011 compared to $7.5 million during the same period in the prior year, representing a 14.67% increase. Average earning assets increased to $854.9 million during the first quarter of 2011 compared to $730.0 million during the same period in the prior year, which reflects a 17.11% increase. The significant increase in average earning assets is a result of the Company leveraging the proceeds received from the common stock offering completed in March 2010. The Company leveraged the net proceeds from the Offering by purchasing approximately $100.0 million in agencies and highly credit rated available-for-sale securities.
The yield on average earning assets was 4.98% for the three months ended March 31, 2011, compared to 5.52% for the same period in the prior year, representing a decrease of 0.54%. Pursuant to the purchase and sale activity in the investment portfolio, certain portfolio securities with higher stated yields were sold, while the securities purchased carried relatively lower stated yields. As a result, the weighted average yield on the available-for-sale investment portfolio decreased by ninety nine basis points compared to March 31, 2010. Accordingly, the decrease in the weighted average yield of the investment portfolio was the main driver contributing the overall decrease in yield on average earning assets. Funding costs decreased $496,000 or 19.3% over March 31, 2010.
Net interest margin for the quarter ended March 31, 2011 was 4.01% compared to 4.06% and 4.12% for the quarters ended December 31, 2010 and March 31, 2010, respectively.
Provision for loan and lease losses
The allowance for loan and lease losses (ALLL) totaled $13.6 million at March 31, 2011. Provisions for loan and lease losses totaled $2.4 million for the quarter ended March 31, 2011, significantly reduced from $4.6 million for the quarter ended December 31, 2011 and comparable to $2.3 million for the quarter ended March 31, 2010. The allowance for loan losses was 2.24% of total portfolio loans at March 31, 2011 compared to 2.00% of total portfolio loans as of March 31, 2010.
Net charge offs were $1.6 million for the quarter ended March 31, 2011 compared with $1.3 million for the quarter ended at March 31, 2010.

Nonperforming Assets
Non-performing assets totaled $23.2 million and were 2.53% of total assets at March 31, 2011 compared to $22.8 million or 2.43% of total assets at December 31, 2010 and $16.7 million or 2.02% of total assets as of March 31, 2010
At March 31, 2011 and December 31, 2010, the recorded investment in other real estate owned (“OREO”) was $3.9 million and $2.3 million, respectively. For the three months ended March 31, 2011 the Company transferred foreclosed property from five loans in the amount of $2.1 million to OREO and adjusted the balances through charges to the allowance for loan and lease losses in the amount of $723.3 thousand related to the transferred foreclosed property, sold seven properties with balances of $357.1 thousand for a net loss of $162.4 thousand, recorded $187 thousand in write downs of existing OREO in other noninterest expense. The March 31, 2011 OREO balance of $3.9 million consists of thirteen properties, of which eleven are secured with 1-4 family residential real estate in the amount of $721.8 thousand. The remaining two properties consist of vacant commercial land and a vacant commercial building in the amount of $1.4 million and $1.7 million respectively. On April 15, 2011, the Company sold the vacant commercial building for $1.6 million, equal to the properties cost basis.
Balance Sheet
As of March 31, 2011 the Company maintained cash positions at the Federal Reserve Bank and correspondent banks in the amount of $31.3 million. The Company also held certificates of deposits with other financial institutions in the amount of $37.0 million, which the bank considers highly liquid.
The Company continues to maintain a relatively low-risk, liquid available-for-sale investment portfolio. This resource is utilized as a source of liquidity as opportunities to reposition the balance sheet present themselves. When taken as a whole, the available for sale investment portfolio balances did not change significantly during the quarter ended March 31, 2011. However, during the period the Company continued to reposition the portfolio to mitigate potential interest rate risk and liquidity risk. As a direct result of the investment portfolio repositioning, the Company recorded approximately $258 thousand in realized gains on sales of securities. Proceeds from the sales were generally used to reinvest in available for sale securities.
Total assets are up $84.8 million or 10.2% over March 31, 2010, with the most significant increases housed in the investment portfolio. Overall, the net portfolio loan balance did not change significantly during the quarter ended March 31, 2011. The Company continued to conservatively monitor credit quality during the period, and adjust the allowance for loan losses accordingly. As such, the Company provided $2.4 million in provision for loan and lease losses for the quarter ended March 31, 2011 compared to $2.3 million for the quarter ended March 31, 2010. The Company’s allowance for loan and lease losses as a percentage of total portfolio loans was 2.3% and 2.0% for the quarter ended March 31, 2011 and March 31, 2010 respectively.
Core deposits (checking, savings and money market accounts) increased $37.5 million or 13.0% over March 31, 2010. Total certificates of deposit decreased by $28.4 million or 8.6% over March 31, 2010, primarily due to repayment of brokered deposits.
Capital
The capital ratios of Redding Bank of Commerce continue to be above the well-capitalized guidelines established by bank regulatory agencies. Total risk-based capital to risk-weighted assets was 16.05% at March 31, 2011 compared to 16.16% at March 31, 2010.

Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™.
Our Company is a federally insured California banking corporation and opened on October 22, 1982.
BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:
Raymond James Financial / Howe Barnes
John T. Cavender
555 Market Street
San Francisco, CA (800) 346-5544
Hill, Thompson, Magid & Co. Inc / R.J. Dragani
15 Exchange Place, Suite 800
Jersey City, New Jersey 07030 (201) 369-2908
Keefe, Bruyette & Woods, Inc. /
Dave Bonaccorso
101 California Street, 37th Floor
San Francisco, CA 94105 (415) 591-5063
Sandler & O’Neil /Bryan Sullivan
919 Third Avenue, 6th Floor
New York, NY 10022 (888) 383-3112
McAdams Wright Ragen, Inc. /Joey Warmenhoven
1121 SW Fifth Avenue
Suite 1400
Portland, Oregon 97204 (866) 662-0351
Stiffel Nicolaus
Perry Wright
1255 East Street #100
Redding, CA 96001 (530) 244-7199

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:
•	Competitive pressure in the banking industry and changes in the regulatory environment.

•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.

•	The health of the economy declines nationally or regionally which could reduce the demand for loans or the value of real estate collateral securing most of the Company’s loans.

•	Credit quality deteriorates which could cause an increase in the provision for loan losses.

•	Losses in the Company’s merchant credit card processing business.

•	Asset/Liability matching risks and liquidity risks.

•	Changes in the securities markets.
For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and under the heading:

“Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,	March 31,
Dollars in thousands	2011	2010	2010
ASSETS

Cash and due from banks, non interest bearing	$31,321	$23,786	$57,599
Interest bearing due from banks	36,975	39,470	32,149

Cash and cash equivalents	68,296	63,256	89,748

Securities available-for-sale, at fair value (including pledged collateral of $84.5 million at March 31, 2011, $101.2 million at December 31, 2010 and $60.1 million at March 31, 2010)	185,717	189,235	77,571

Portfolio Loans, net of the allowance for loan losses of $13.6 million at March 31, 2011, $12.8 million at December 31, 2010 and $12.2 million at March 31, 2010	589,266	587,865	596,787
Mortgage loans held for sale	18,963	42,995	16,591
Bank premises and equipment, net	9,736	9,697	9,975
Goodwill	3,695	3,695	3,727
Other real estate owned	3,868	2,288	3,395
Other assets	35,984	40,102	32,899

TOTAL ASSETS	$915,525	$939,133	$830,693

LIABILITIES AND STOCKHOLDERS’ EQUITY

Demand — noninterest bearing	$87,842	$91,025	$65,213
Demand — interest bearing	146,202	162,258	150,528
Savings accounts	91,912	83,652	72,756
Certificates of deposit	302,133	311,767	330,546

Total deposits	628,089	648,702	619,043

Securities sold under agreements to repurchase	14,607	13,548	18,820
Federal Home Loan Bank and Federal Reserve Bank borrowings	141,000	141,000	70,000
Mortgage warehouse lines of credit	—	—	—
Other liabilities	10,281	16,691	9,554
Junior subordinated debt payable to unconsolidated subsidiary grantor trust	15,465	15,465	15,465

Total Liabilities	809,442	835,406	732,882

Stockholders’ Equity:
Preferred stock (liquidation preference of $1,000 per share; issued 2008) 2,000,000 authorized; 17,000 shares issued and outstanding on March 31, 2011, December 31, 2010, and March 31, 2010	16,753	16,731	16,663
Common stock , no par value, 50,000,000 shares authorized; 16,991,495 shares issued and outstanding at March 31, 2011, December 31, 2010 and March 31, 2010	42,768	42,755	38,495
Common Stock Warrant	449	449	449
Retained earnings	42,642	41,722	39,781
Accumulated other comprehensive income (loss), net of tax	916	(509)	353

Total Equity — Bank of Commerce Holdings	103,528	101,148	95,741
Non controlling interest in subsidiary	2,555	2,579	2,070

Total stockholders’ equity	106,083	103,727	97,811

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$915,525	$939,133	$830,693

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	For the Quarter Ended:
	March 31,	December 31,	March 31,
Amounts in thousands, except for per share data	2011	2010	2010
Interest income:
Interest and fees on loans	$8,786	$9,233	$9,051
Interest on tax-exempt securities	532	524	322
Interest on U.S. government securities	678	505	439
Interest on federal funds sold and securities purchased under agreements to resell	—	—	1
Interest on other securities	650	529	270

Total interest income	10,646	10,791	10,083

Interest expense:
Interest on demand deposits	226	261	230
Interest on savings deposits	246	244	219
Interest on certificates of deposit	1,313	1,383	1,761
Securities sold under agreements to repurchase	14	12	12
Interest on FHLB and other borrowings	164	181	136
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trust	107	47	208

Total interest expense	2,070	2,128	2,566

Net interest income	8,576	8,663	7,517
Provision for loan and lease losses	2,400	4,550	2,250

Net interest income after provision for loan losses	6,176	4,113	5,267

Noninterest income:
Service charges on deposit accounts	50	53	82
Payroll and benefit processing fees	129	113	128
Earnings on cash surrender value - Bank owned life insurance	111	111	108
Net gain on sale of securities available-for-sale	258	738	931
Merchant credit card service income, net	270	53	54
Mortgage brokerage fee income	2,492	5,629	2,539
Other income	111	158	100

Total noninterest income	3,421	6,855	3,942

Noninterest expense:
Salaries and related benefits	4,253	4,665	3,711
Occupancy and equipment expense	708	855	1,110
Write down of other real estate owned	187	196	—
FDIC insurance premium	372	261	251
Data processing fees	99	65	89
Professional service fees	550	740	400
Payroll and benefit fees	23	28	29
Deferred compensation expense	127	127	118
Stationery and supplies	43	47	80
Postage	42	53	42
Directors’ expense	74	58	84
Other expenses	1,048	1,243	1,271

Total noninterest expense	7,526	8,338	7,185

Income before provision for income taxes	2,071	2,630	2,024
Provision for income taxes	431	749	744

Net Income	1,640	1,881	1,280
Less: Net income (loss) attributable to non-controlling interest	(24)	260	(255)
Net Income attributable to Bank of Commerce Holdings	$1,664	$1,621	$1,535

Less: preferred dividend and accretion on preferred stock	(235)	(235)	(235)
Income available to common shareholders	$1,429	$1,386	$1,300

Basic earnings per share	$0.08	$0.08	$0.15
Weighted average shares — basic	16,991	16,991	8,871
Diluted earnings per share	$0.08	$0.08	$0.15
Weighted average shares — diluted	16,991	16,991	8,871
Cash Dividends declared	$0.03	$0.03	$0.06

Average Balances, Interest Income/Expense and Yields/Rates Paid
(Unaudited, Dollars in thousands)

	Three months Ended			Three months Ended
	March 31, 2011			March 31, 2010
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Interest Earning Assets
Portfolio loans[1]	$616,374	$8,786	5.70%	$616,617	$9,051	5.87%
Tax-exempt securities	53,127	532	4.01%	31,055	322	4.15%
US government securities	30,148	161	2.14%	19,689	144	2.93%
Mortgage backed securities	71,211	516	2.90%	23,058	295	5.12%
Federal funds sold	—	—	0.00%	968	1	0.41%
Other securities	84,050	651	3.10%	38,653	270	2.79%

Average Earning Assets	854,910	$10,646	4.98%	730,040	$10,083	5.52%
Cash & due from banks	34,505			44,374
Bank premises	9,596			9,887
Other assets	28,317			31,337

Average Total Assets	$927,328			$815,638

Interest Bearing Liabilities
Interest bearing demand	$149,152	$226	0.61%	$149,000	$230	0.62%
Savings deposits	88,291	246	1.11%	70,191	219	1.25%
Certificates of deposit	307,525	1,313	1.71%	338,425	1,761	2.08%
Repurchase agreements	14,218	14	0.39%	10,257	12	0.47%
Other borrowings	159,654	271	0.68%	85,465	344	1.61%

Average Interest Liabilities	718,840	$2,070	1.15%	653,338	$2,566	1.57%
Noninterest bearing demand	98,502			73,217
Other liabilities	5,132			19,006
Shareholders’ equity	104,854			70,077

Average Liabilities and Shareholders’ Equity	$927,328			$815,638

Net Interest Income and Net Interest Margin		$8,576	4.01%		$7,517	4.12%

[1]	Average nonaccrual loans and average loans held for sale of $18.8 and $19.5 million are included respectively

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Quarterly Financial Condition Data (Unaudited) For the Quarter Ended

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands, except for per share data)	2011	2010	2010	2010	2010

Interest income:
Interest and fees on loans	$8,786	$9,233	$9,414	$9,302	$9,051
Interest on tax-exempt securities	532	524	465	381	322
Interest on U.S. government securities	678	505	633	507	439
Interest on federal funds sold and securities repurchased under agreements to resell	—	—	1	—	1
Interest on other securities	650	529	471	343	270

Total interest income	10,646	10,791	10,984	10,533	10,083

Interest expense:
Interest on demand deposits	226	261	251	226	230
Interest on savings deposits	246	244	237	221	219
Interest on certificates of deposit	1,313	1,383	1,453	1,554	1,761
Securities sold under repurchase agreements	14	12	13	15	12
Interest on FHLB and other borrowings	164	181	186	138	136
Interest on junior subordinated debt	107	47	204	207	208

Total interest expense	2,070	2,128	2,344	2,361	2,566

Net interest income	8,576	8,663	8,640	8,172	7,517
Provision for loan and lease losses	2,400	4,550	4,450	1,600	2,250

Net interest income after provision for loan and lease losses	6,176	4,113	4,190	6,572	5,267

Noninterest income:
Service charges on deposit accounts	50	53	63	62	82
Payroll and benefit processing fees	129	113	107	100	128
Earnings on cash surrender value — bank owned life insurance	111	111	112	107	108
Net gain on sale of securities available-for-sale	258	738	179	133	931
Gain on settlement of put reserve	—	—	1,750	64	54
Mortgage brokerage fee income	2,492	5,629	3,293	2,753	2,539
Other income	381	211	179	118	100

Total noninterest income	3,421	6,855	5,683	3,337	3,942

Noninterest expense:
Salaries and related benefits	4,253	4,665	4,162	3,365	3,711
Occupancy and equipment expense	708	855	952	924	929
Write down of other real estate owned	187	196	129	1,064	181
FDIC insurance premium	372	261	250	254	251
Data processing fees	99	65	52	64	89
Professional service fees	550	740	216	543	400
Deferred compensation expense	127	127	126	122	118
Stationery and supplies	43	47	35	96	80
Postage	42	53	58	45	42
Directors’ expense	74	58	56	68	84
Other expenses	1,071	1,271	1,257	965	1,300

Total noninterest expense	7,526	8,338	7,293	7,510	7,185

Income before provision for income taxes	2,071	2,630	2,580	2,399	2,024
Provision for income taxes	431	749	916	750	744

Net Income	1,640	1,881	1,664	1,649	1,280
Less: Net income (loss) attributable to non- controlling interest	(24)	260	105	144	(255)
Net income attributable to Bank of Commerce Holdings	$1,664	$1,621	$1,559	$1,505	$1,535

Less: Preferred dividend and accretion on preferred stock	$235	$235	$235	$236	$235
Income available to common stockholders	$1,429	$1,386	$1,324	$1,269	$1,300

Basic earnings per share	$0.08	$0.08	$0.08	$0.08	$0.15
Weighted average shares — basic	16,991	16,991	16,991	16,837	8,871
Diluted earnings per share	$0.08	$0.08	$0.08	$0.08	$0.15
Weighted average shares — diluted	16,991	16,991	16,991	16,837	8,871
Cash dividends per share	$0.03	$0.03	$0.03	$0.06	$0.06

Contact Information:
Patrick J. Moty, President & CEO
Telephone (530) 722-3953
Linda J. Miles, Executive Vice President and Chief Operating Officer
Telephone (530) 722-3955
Samuel D. Jimenez, Executive Vice President and Chief Financial Officer
Telephone (530) 722-3952